Exhibit 32.1

In connection with the Annual Report on Form 10-KSB of Alloy Steel International, Inc. (the “Company”) for the year ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gene Kostecki, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/Gene Kostecki
Date: December 23, 2008		Gene Kostecki
Chief Executive Officer